UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2018

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On July 3, 2018, Affinion Group, Inc., a Delaware corporation (“Affinion Group”) and a wholly-owned subsidiary of Affinion Group Holdings, Inc. (“Affinion Holdings”), Affinion Group, LLC, a Delaware limited liability company and wholly-owned subsidiary of Affinion Group (“Seller” and, together with Affinion Group, “Affinion”), and Affinion Benefits Group, LLC, a Delaware limited liability company and wholly owned subsidiary of the Seller (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with AIS Holdco, LLC, a Delaware limited liability company (the “Purchaser”), an entity controlled by investment funds managed by affiliates of Mill Point Capital Partners, L.P. pursuant to which the Purchaser will acquire the insurance division of Affinion by acquiring the outstanding membership interests of the Company for an initial purchase price of $550,000,000 in cash, subject to certain adjustments at closing and again following closing for cash, indebtedness and working capital as set forth in the Purchase Agreement (the “Transaction”).

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that Affinion will not compete with the business of the Company for a period of five years. The Purchaser also agreed not to compete with certain businesses of Affinion for five years. The Purchase Agreement also contains mutual indemnification for breaches of representations and warranties and failure to perform covenants or obligations contained in the Purchase Agreement, subject to certain limitations, as well as indemnities related to taxes. The Purchase Agreement also provides for indemnities from Affinion for (i) failure to comply with any covenant or agreement in the Separation Agreement (defined below) and certain related matters, (ii) post-closing operations of Affinion’s retained business, (iii) losses arising out of the failure to secure certain third-party consents (subject to the Purchaser’s compliance with its related cooperation covenants) and (iv) certain other disputes arising out of the ordinary course operations of the Company. In the case of the indemnification provided by Seller with respect to breaches of certain non-fundamental representations and warranties, Seller will only become liable for indemnified losses if the amount exceeds 1% of the purchase price, and Seller’s indemnity obligation in respect of non-fundamental representations and warranties and covenants to be performed before closing is limited to 5% of the purchase price. However, the liability of the Seller for breaches of fundamental representations and warranties, other covenants and any other matters is limited to the purchase price payable under the Purchase Agreement.

The Purchase Agreement contemplates that, prior to closing, the Company, Seller and certain of Seller’s affiliates will enter into a separation agreement (the “Separation Agreement”) to transfer certain assets and liabilities among subsidiaries of Affinion Holdings to cause the Company to hold certain additional assets necessary for the operation of its business after closing and to assume certain related liabilities, and to allow other subsidiaries of Affinion Holdings to retain certain assets necessary for their operation of their business after closing and to assume certain related liabilities. The Separation Agreement also contemplates certain subleases for the benefit of the Company and other subsidiaries of Affinion Holdings.

The Purchase Agreement requires that upon the closing, the Seller and the Company will also enter into certain additional ancillary agreements, including a transition services agreement, packaging services agreement and certain other long-term agreements under which each of the Seller and the Company or their affiliates will provide the other party with certain services following the closing of the transaction.

The Transaction, which is expected to close in the third quarter of 2018, is subject to certain customary closing conditions including, among others, (i) the absence of certain legal impediments to the Transaction or the threat or pendency of certain legal proceedings, (ii) the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) receipt of customary consents and approvals and (iv) execution of an amendment (the “Amendment”), satisfactory to Seller, to the Credit Agreement, dated as of May 10, 2017, among Affinion Group, Affinion Holdings, the lenders from time to time party thereto, HPS Investment Partners, LLC, as administrative agent and collateral agent for the lenders, and HPS Investment Partners, LLC as lead arranger, syndication agent, documentation agent and bookrunner (as amended from time to time).

The Purchase Agreement contains certain customary termination rights for both the Purchaser and the Seller under certain circumstances, including Purchaser’s right to terminate the Agreement if the Amendment is not executed by July 18, 2018. In certain circumstances, the Purchaser is required to pay to the Seller a reverse termination fee if the Purchase Agreement is terminated by the Seller either as a result of certain breaches of the Purchase Agreement by the Purchaser causing the failure of certain conditions to closing, subject to applicable cure periods, or in connection with the Purchaser’s debt financing not being available within the periods specified in the Purchase Agreement. The reverse termination fee is $5.0 million unless the termination results from Purchaser’s intentional breach of the Purchase Agreement, in which case it increases to $7.5 million. Additionally, the Seller is required to pay to the Purchaser a reverse termination fee equal to $5.0 million if the Purchase Agreement is terminated by the Purchaser as a result of the Seller’s intentional breach of the Purchase Agreement causing the failure of certain conditions to closing, subject to applicable cure periods.

The Purchaser has obtained equity commitments from certain investment funds managed by affiliates of Mill Point Capital, LLC and debt financing commitments from certain of its lenders. The obligations of the Purchaser pursuant to the Purchase Agreement are not conditioned on receipt of this financing.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion Holdings’ expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements. These statements can be identified by the use of words such as “believes”, “anticipates”, “expects”, “intends”, “plans”, “continues”, “estimates”, “predicts”, “projects”, “forecasts”, and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this Current Report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on Affinion Holdings’ travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, Affinion’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion Holdings with the SEC, including Affinion Holdings’ most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, Affinion Holdings undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this Current Report, or to reflect the occurrence of unanticipated events or circumstances.

Item 8.01	Other Events

On July 3, 2018, Affinion Group issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Affinion Group, Inc. dated July 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2018	AFFINION GROUP HOLDINGS, INC.

	By:	/s/ Gregory S. Miller
Name: Gregory S. Miller
Title: Executive Vice President and Chief Financial Officer